As filed with the Securities and Exchange Commission on March 24, 1998
                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                       UNITED DOMINION REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

                 Virginia                                   54-0857512
      (State or other jurisdiction                       (I.R.S. Employer
            of incorporation)                          Identification No.)
                               10 South 6th Street
                          Richmond, Virginia 23219-3802
                                  (804)780-2691
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 JOHN P. McCANN
                      President and Chief Executive Officer
                       United Dominion Realty Trust, Inc.
                               10 South 6th Street
                          Richmond, Virginia 23219-3802
                                 (804) 780-2691
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           JAMES W. FEATHERSTONE, III
                                RANDALL S. PARKS
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                 (804) 788-8267

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------

                                                 CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
   Title of Each Class of          Amount        Proposed Maximum Offering  Proposed Maximum Aggregate       Amount of
Securities to be Registered   to be Registered      Price Per Unit (1)          Offering Price (1)        Registration Fee
===============================================================================================================================
Common Stock,
$1.00 par value                  104,920 shares           $14.03125                $1,472,159                 $434.29
--------------------------------------------------------------------------------------------------------------------------------
Rights to Purchase Series C
Junior Participating
Redeemable Preferred             104,920 Rights               N/A                      N/A                        N/A
Stock, no par value (3)
===============================================================================================================================

(1) Determined pursuant to Rule 457(c).
(2) The Rights will be attached to and trade with the Common Stock.

                                  ------------
         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

P R O S P E C T U S


                                 104,920 Shares
                       United Dominion Realty Trust, Inc.
                                  Common Stock

                               ------------------

         This Prospectus relates to 104,920 shares (the "Shares") of Common Stock, $1.00 par value (the "Common Stock"), of United Dominion Realty Trust, Inc. (the "Company"), which may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time. The Shares may be sold directly by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest, in transactions on the New York Stock Exchange ("NYSE") or in privately negotiated transactions, including transactions with exchange funds, through the writing of options on the Shares or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Alternatively, the Shares may be offered to or through underwriters, brokers or dealers who may act solely as agents or who may acquire Shares as principals. The distribution of the Shares through such persons may be effected in one or more transactions that may take place on the NYSE, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more brokers or dealers for resale of such securities as principals, at market prices prevailing at the time of sale, or otherwise at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, underwriting discounts or commissions may be paid by the Selling Shareholders in connection with such sales. In connection with such sales, the Selling Shareholders and any participating underwriters, brokers, dealers or agents may be deemed "underwriters" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents, in addition to any profits received on resale of the Shares if any such underwriters, brokers, dealers or agents should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act.

         None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. See "Use of Proceeds."

         The Company has agreed to bear all expenses (other than commissions or discounts of underwriters, dealers or agents, brokers' fees, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration of the Shares being offered by the Selling Shareholders, estimated to be $11,434. See
"Plan of Distribution" herein for a description of indemnification arrangements between the Company and the Selling Shareholders.

         The Common Stock is listed on the NYSE under the symbol "UDR." On March 20, 1998, the last reported sale price of the Common Stock on the NYSE was $14.00 per share.

                               ------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 SECURITIES AND EXCHANGE COMMISSION PASSED UPON
                  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                               ------------------

                 The date of this Prospectus is          , 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048, and can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov.

         This Prospectus is part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents (File No. 1-10524) filed by the Company with the Commission under the Exchange Act are hereby incorporated by reference in this Prospectus: (i) the Company's annual report on Form 10-K for the year ended December 31, 1996, filed on March 31, 1997; (ii) the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997, filed on May 15, 1997; (iii) the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997, filed on August 14, 1997; (iv) the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1997, filed on November 14, 1997; (v) the Company's current report on Form 8-K dated December 31, 1996, filed on January 15, 1997, including the Company's Form 8-K/A filed on March 17, 1997; (vi) the Company's current report on Form 8-K dated January 21, 1997, filed on January 21, 1997; (vii) the Company's current report on Form 8-K dated July 1, 1997, filed on July 15, 1997, including the Company's Form 8-K/A filed on September 15, 1997; (viii) the Company's current report on Form 8-K dated October 21, 1997, filed on November 5, 1997; (ix) the Company's current report on Form 8-K dated January 27, 1998, filed on February 4, 1998; (x) the Company's current report on Form 8-K dated February 13, 1998, filed on February 13, 1998; (xi) the Company's current report on Form 8-K dated February 17, 1998, filed on February 17, 1998; and (xii) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A dated April 19, 1990, filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide on request and without charge to each person to whom this Prospectus is delivered a copy (without exhibits) of any or all documents incorporated by reference or deemed incorporated by reference in this Prospectus. Requests for such copies should be directed to United Dominion Realty Trust, Inc., 10 South 6th Street, Richmond, Virginia 23219-3802,
Attention: Investor Relations (telephone 804/780-2691).

                                   THE COMPANY

         United Dominion Realty Trust, Inc. (the "Company"), a Virginia corporation headquartered in Richmond, Virginia, is a self-administered equity real estate investment trust, whose business is the ownership and operation of apartment communities located primarily in the Sunbelt region of the United States. The Company is a fully integrated real estate company with acquisition, development and property management capabilities. At December 31, 1997, the Company's portfolio consisted of 225 apartment communities containing 62,789 apartment homes, four other properties and one parcel of undeveloped land. The Company's apartment portfolio also included three apartment communities containing 836 apartment homes under development and two additions to existing apartment communities that, when completed, will add an additional 228 apartment homes to its portfolio. Its Common Stock is listed on the NYSE under the symbol "UDR."

                               RECENT DEVELOPMENTS

         ASR Merger. The Company has entered into an agreement to acquire ASR Investments Corporation ("ASR") in a statutory merger (the "ASR Merger") for approximately 8,413,000 shares of Common Stock. ASR is a REIT headquartered in Tucson, Arizona, and has apartment communities located in the Southwest and Pacific Northwest. The transaction, which has a value, including debt of ASR to be acquired in the ASR Merger, of approximately $335 million, is subject to approval of ASR's stockholders, and if approved is expected to be consummated in late March of 1998. The ASR Merger is subject to customary closing conditions and there is no guaranty that the ASR Merger will be consummated.

         Acquisitions.   During   1997,   the  Company   acquired  28  apartment
communities containing 8,524 apartment homes (net of one resold) at a total cost of approximately $342 million, including closing costs.

         Development Activity. At December 31, 1997, the Company had three apartment communities (836 apartment homes) under development and two additions (440 apartment homes, 212 of which were completed) to existing apartment communities under development.

         The development communities are located in Nashville, Tennessee (360 apartment homes), Fort Myers, Florida (260 apartment homes) and Houston, Texas (216 apartment homes). The two additions are located in Dallas, Texas (260 apartment homes, 212 of which were completed as of December 31, 1997) and Wilmington, North Carolina (180 apartment homes).

         There can be no assurance that these proposed developments and additions will be completed as planned.

         Dispositions. During 1997, the Company sold 12 apartment communities containing 2,570 apartment homes and one shopping center at an aggregate sales price of $68.4 million.

         Financings. During 1997, the Company completed the following financing activities: (i) the issuance of 4,000,000 shares of its common stock at $15.75 per share, raising net proceeds of $59.4 million which was used to repay an unsecured credit facility, (ii) the issuance of $125 million of 7.25% Notes due January 15, 2007, the net proceeds of which were used to curtail bank debt and purchase apartment communities, and (iii) the sale of 6,000,000 shares of 8.60% Series B Redeemable Preferred Stock at $25 per share, netting proceeds of $145.1 million which was primarily used to repay short-term bank debt. In addition, the Company received approximately $39.7 million of proceeds under its Dividend Reinvestment and Stock Purchase Plan.

         On August 4, 1997, the Company closed on a new $200 million three year unsecured revolving credit facility (the "Credit Facility"), a $50 million one year unsecured line of credit (the "Line of Credit") and a $15 million uncommitted line of credit with a major U.S. financial institution. Under the Credit Facility, pricing is based upon the higher of the Company's senior unsecured debt ratings from S&P and Moody's, which are currently BBB+ and Baal, respectively. The Credit Facility also includes a $100 million competitive bid option that allows the Company to solicit bids from participating banks at rates below the contractual rate. The Credit Facility and Line of Credit are subject to customary financial covenants and limitations.

         FASB 128. In the fourth quarter of 1997, the Company adopted Financial Accounting Standards Board Statement No. 128 "Earnings per Share" ("FASB 128"), and accordingly, its financial presentation for that period, year end 1997 and all subsequent periods will include disclosures of basic and diluted earnings per common share. Basic and diluted earnings per common share computed in accordance with FASB 128 do not differ materially from net income per common share as presented for all periods presented in documents incorporated by reference in the Prospectus.

                                 USE OF PROCEEDS

         The Company will receive no proceeds from the sale of Shares by the Selling Shareholders.

                            THE SELLING SHAREHOLDERS

         Certain information regarding the Selling Shareholders appears in the table below. All of the Shares being offered by the Selling Shareholders were acquired by them in connection with the purchase by the Company of Riverwood Apartments on June 26, 1996. The Company agreed to file the Registration Statement with the Commission for the benefit of the Selling Shareholders and to keep it effective for a period of two years. No Selling Shareholder has had any material relationship with the Company or any affiliate of the Company within the past three years, other than the transaction in which the Properties were acquired. No Selling Shareholder owns one percent or more of the outstanding Common Stock and each Selling Shareholder is offering all Common Stock owned by him.

                                                          Number of
                                                          Shares Owned and
                  Selling Shareholders                    Being Offered
                  --------------------                    -------------
                  Robert Goldman                             69,041
                  Arthur Laub                                16,013
                  Ted B. Jacobson                            19,866



                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time directly by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest, in transactions on the NYSE or in privately negotiated transactions, including transactions with exchange funds, through the writing of options on the Shares or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Alternatively, the Shares may be offered to or through underwriters, brokers or dealers who may act solely as agents, or who may acquire Shares as principals. The distribution of the Shares through such persons may be effected in one or more transactions that may take place on the NYSE, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more brokers or dealers for resale of such securities as principals, or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales. In connection with such sales, the Selling Shareholders and any participating brokers or dealers may be deemed "underwriters" as such term is defined in the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents, in addition to any profits received on resale of the Shares if any such underwriters, brokers, dealers or agents should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act.

         The Company has agreed to bear all normal and reasonable costs (other than costs, fees, discounts or expenses of underwriters) in connection with the registration of the Shares under the Securities Act for sale by the Selling Shareholders, and listing the Shares on the NYSE, estimated to be $11,434 in the aggregate.

         The Company has agreed to indemnify the Selling Shareholders from certain damages or liabilities arising out of or based upon any untrue statement of a material fact contained in, or material omission from, the Registration Statement, except to the extent such untrue statement or omission was made in the Registration Statement in reliance upon written information furnished by any of the Selling Shareholders.

         Any of the underwriters, dealers, brokers or agents may have other business relationships with the Company and its affiliates in the ordinary course of business.

         If some or all of the Shares are offered in an underwritten offering, the terms of such underwritten offering, including the initial public offering price, the names of the underwriters and the compensation, if any, of such underwriters, will be set forth in supplement to this Prospectus.

                                  LEGAL MATTERS

         The legality of the Shares will be passed upon for the Company by Hunton & Williams, Richmond, Virginia.

                                     EXPERTS

         The consolidated financial statements of the Company appearing in the annual report (Form 10-K) of United Dominion Realty Trust, Inc. for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of South West Property Trust Inc. at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in the Company's current report on Form 8-K dated December 31, 1996, incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The statements of rental operations of the following: (a) Anderson Mill Oaks Apartments, Pineloch Apartments, Post Oak Ridge Apartments and Seahawk Apartments, included in the Company's current report on Form 8-K dated July 1, 1997; (b) Tradewinds Apartments, Trinity Place Apartments and Stoneybrooke Apartments, included in the Company's current report on Form 8-K dated July 1, 1997; (c) Forest Creek Apartments, Lakeside Apartments, Lotus Landing Apartments, Mallards of Brandywine Apartments and Orange Oaks Apartments, included in the Company's current report on Form 8-K dated July 1, 1997; (d) Waterside at Ironbridge Apartments, included in the Company's current report on Form 8-K dated October 21, 1997; and (e) Bammelwood Apartments, Braesridge Apartments, Camino Village Apartments and Pecan Grove Apartments, included in the Company's current report on Form 8-K dated October 21, 1997, are incorporated herein in reliance upon the reports dated June 11, 1997, June 25, 1997, August 7, 1997 and November 14, 1997, respectively, of L. P. Martin & Company, P.C., independent auditors, also incorporated herein by reference, and upon such authority of such firm as experts in accounting and auditing.

======================================================


         No  one  has  been  authorized  to  give  any
information  or  to  make  any   representations   not
contained in this Prospectus  regarding the Company or
the offering  made hereby and, if given or made,  such
information or representations must not be relied upon
as  having  been  authorized  by  the  Company.   This
Prospectus does not constitute an offer to sell, or solicitation of an offer to buy, any securities other than those to which it relates, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct at any time subsequent to the date hereof.

            -------------------------------

                   TABLE OF CONTENTS
                                                 Page


Available Information.............................  2

Incorporation of Certain Documents by  Reference .  2

 The Company .....................................  3

 Recent Developments .............................  3

 Use of Proceeds .................................  4

 The Selling Shareholders.........................  4

 Plan of Distribution.............................  4

 Legal Matters....................................  5

 Experts   .......................................  5




======================================================




======================================================






                    104,920 Shares



                    United Dominion
                  Realty Trust, Inc.



                     Common Stock




                      PROSPECTUS






                           , 1998



















 ======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

         The estimated expenses in connection with the offering are as follows:

         Securities and Exchange Commission registration fee ......     $   434
         Accounting fees and expenses..............................       5,000
         Legal fees and expenses       ............................       5,000
         Printing and postage expenses.............................         500
         Miscellaneous.............................................         500

                  TOTAL............................................     $11,434



Item 15. Indemnification of Officers and Directors

         Directors and officers of the Company may be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them as provided in the Virginia Stock Corporation Act and the Articles of Incorporation. Such indemnification covers all costs and expenses reasonably incurred by a Director or officer. The Board of Directors, by a majority vote of a quorum of disinterested Directors or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the Director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation may under certain circumstances eliminate the liability of Directors and officers in a shareholder or derivative proceeding.

         If the person involved is not a Director or officer of the Company, the Board of Directors may cause the Company to indemnify to the same extent allowed for Directors and officers of the Company such person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.


Item 16. Exhibits

2(a)    --        Agreement and Plan of Merger dated as of December 19, 1997, between the Company, ASR Investments Corporation and ASR
                  Acquisition Sub, Inc. (filed as Exhibit 2(a) to the Company's
                  Form S-4 Registration Statement, filed with the Commission on
                  January 30, 1998 (File No. 333-45305), and incorporated by reference herein)

2(b)   --         Agreement and Plan of Merger dated as of October 1, 1996,
                  between the Company, United Sub, Inc. and South West Property
                  Trust Inc. (filed as Exhibit 2(a) to the Company's Form S-4
                  Registration Statement, filed with the Commission on October
                  9, 1996 (File No. 333-13745), and incorporated by reference herein)

4(a)     --       Restated Articles of Incorporation of the Company (filed as
                  Exhibit  4(b)  to  the  Company's  Form  S-3   Registration
                  Statement,  filed  with  the Commission on January 16, 1998
                  (File  No. 333-44463), and incorporated by reference herein)

4(a)(i)  --       Amendment  of  Articles of  Incorporation  of  the  Company
                  (filed as Exhibit 3 to the Company's  Form 8-A Registration
                  Statement dated February 4, 1998 (File No. 1-10524), and incorporated by reference herein)

4(b)     --       Restated  Bylaws of the Company  (filed as Exhibit  3(b) to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997 (File No. 1-10524), and incorporated by reference herein)

4(c)     --       Specimen United Dominion Common Stock certificate (filed as
                  Exhibit 4(i) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-10524), and incorporated by reference herein)

4(d)     --       Loan Agreement  dated as of  November 7, 1991, between the
                  Company and Aid  Association for Lutherans  (filed as Exhibit
                  6(c)(1) to the Company's Form 8-A Registration Statement dated
                  April 19, 1990 (File No. 1-10524), and incorporated by reference herein)

4(e)     --       Rights Agreement dated as of January 27, 1998, between the
                  Company and ChaseMellon Shareholder Services, L.L.C., as
                  Rights Agent  (filed as Exhibit  1  to  the  Company's Form
                  8-A   Registration Statement  dated  February 4, 1998 (File
                  No.  1-10524),  and incorporated by reference herein)

4(f)     --       Form of Rights Certificate (included in Exhibit 4(e))

5        --       Opinion of Hunton & Williams

23(a)    --       Consent of Ernst & Young LLP, Richmond, Virginia

23(b)    --       Consent of Ernst & Young LLP, Dallas, Texas

23(c)    --       Consent of L. P. Martin & Company, P.C.

23(d)    --       Consent of Hunton & Williams (included in Exhibit 5)

25       --       Power of Attorney (included on signature page)


Item 17. Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                    Provided, however, that paragraphs (a)(1)(i)
                             and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Virginia Code, the Articles of Incorporation or By-laws of the registrant or resolutions of the Board of Directors of the registrant adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 24th day of March, 1998.

                                    UNITED DOMINION REALTY TRUST, INC.



                                    By  /s/ John P. McCann
                                    --------------------------------
                                        John P. McCann
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 24, 1998. Each of the undersigned officers and directors of the registrant hereby constitutes John P. McCann, James Dolphin and Katheryn E. Surface, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

              Signature                                        Title & Capacity
              ---------                                        ----------------

       /s/ John P. McCann                    President,  Chairman, Chief Executive Officer (Principal
-----------------------------------          Executive Officer) and Director
         John P. McCann


      /s/ James Dolphin                      Executive  Vice  President,   Chief  Financial   Officer
-----------------------------------          (Principal Accounting Officer) and Director
         James Dolphin


      /s/ Jeff C. Bane                       Director
-----------------------------------
         Jeff C. Bane


       /s/ Barry M. Kornblau                 Director
-----------------------------------
         Barry M. Kornblau


      /s/ Lynne B. Sagalyn                   Director
-----------------------------------
         Lynne B. Sagalyn


        /s/ John S. Schneider                Director
-----------------------------------
         John S. Schneider


      /s/ C. Harmon Williams, Jr             Director
-----------------------------------
         C. Harmon Williams, Jr.






                                  EXHIBIT INDEX


Exhibit                        Document
-------                        --------
2(a)    --        Agreement and Plan of Merger dated as of December 19, 1997, between the Company, ASR Investments Corporation and ASR
                  Acquisition Sub, Inc. (incorporated by reference)

2(b)   --         Agreement and Plan of Merger dated as of October 1, 1996,
                  between the Company, United Sub, Inc. and South West Property
                  Trust Inc. (incorporated by reference)


4(a)     --       Restated Articles of Incoporation of the Company (incorporated by reference)

4(a)(i)  --       Amendment of Articles of  Incorporation  of the Company
                  (incorporated by reference)

4(b)     --       Restated  Bylaws of the Company (incorporated by reference)

4(c)     --       Specimen United Dominion Common Stock certificate
                  (incorporated by reference)

4(d)     --       Loan Agreement  dated as of  November 7, 1991, between the
                  Company and Aid  Association for Lutherans (incorporated by reference)

4(e)     --       Rights Agreement dated as of January 27, 1998, between the
                  Company and ChaseMellon Shareholder Services, L.L.C., as
                  Rights Agent (incorporated by reference)

4(f)     --       Form of Rights Certificate (included in Exhibit 4(e))

5        --       Opinion of Hunton & Williams


23(a)           - Consent of Ernst & Young LLP, Richmond, Virginia

23(b)           - Consent of Ernst & Young LLP, Dallas, Texas

23(c)           - Consent of L. P. Martin & Company, P.C.

23(d)           - Consent of Hunton & Williams (included in Exhibit 5)



